 News Release

 For Immediate Release

LOCKHEED MARTIN ANNOUNCES FIRST QUARTER 2012 RESULTS

•	Net sales increased 6 percent to $11.3 billion

•	Earnings from continuing operations increased 20 percent to $665 million

•	Earnings per diluted share from continuing operations increased 29 percent to $2.02

•	Increases 2012 segment operating profit outlook

BETHESDA, Md., April 26, 2012 – Lockheed Martin Corporation [NYSE: LMT] reports first quarter 2012 net sales of $11.3 billion compared to $10.6 billion in 2011. Earnings from continuing operations during the first quarter of 2012 were $665 million, or $2.02 per diluted share, compared to $556 million, or $1.57 per diluted share, in 2011. Cash from operations during the first quarter of 2012 was $458 million, after pension contributions of $505 million and tax payments of $150 million, compared to cash from operations of $1.7 billion during the first quarter of 2011, which benefited from a tax refund of $236 million and no pension contributions.

“Our strong first quarter results reflect the strength of our portfolio and the commitment of our team to deliver value to our customers and shareholders,” said Bob Stevens, chairman and chief executive officer.  “Throughout the remainder of 2012, we will focus on reducing costs and improving program execution to remain competitive and deliver value.”

Summary Reported Results

The following table presents the Corporation’s results for the periods referenced in accordance with generally accepted accounting principles (GAAP):

SUMMARY REPORTED RESULTS
(in millions, except per share data)
	Quarters Ended
	March 25, 2012	March 27, 2011
Net sales	$11,293	$10,626
Operating profit
Segment operating profit	$1,340	$1,171
Unallocated corporate expense, net
Non-cash FAS/CAS pension adjustment[1]	(207)	(231)
Stock compensation expense and other, net	(124)	(76)
Operating profit	$1,009	$864
Net earnings (loss) from
Continuing operations	$665	$556
Discontinued operations[2]	3	(26)
Net earnings	$668	$530
Diluted earnings (loss) per share
Continuing operations	$2.02	$1.57
Discontinued operations[2]	.01	(.07)
Diluted earnings per share	$2.03	$1.50
Cash from operations	$458	$1,719

[1] The non-cash FAS/CAS pension adjustment represents the difference between pension expense calculated in accordance with GAAP and pension costs calculated and funded in accordance with U.S. Government Cost Accounting Standards (CAS).

[2] Discontinued operations include the operating results of Savi Technology, Inc. for all periods presented and Pacific Architects and Engineers, Inc. (PAE) for 2011. The Corporation completed the sale of PAE in April 2011.

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2012 Financial Outlook

The following table and other sections of this press release contain forward-looking statements, which are based on the Corporation’s current expectations. Actual results may differ materially from those projected. It is the Corporation's practice not to incorporate adjustments into its outlook for proposed acquisitions, divestitures, joint ventures, changes in tax laws, or special items until such transactions have been consummated or enacted. See the “Disclosure Regarding Forward-Looking Statements” discussion contained in this press release.

2012 FINANCIAL OUTLOOK
(in millions, except per share data)
	Current Update	January 2012

Net sales	$45,000 – $46,000	$45,000 – $46,000

Operating profit
Segment operating profit	$5,075 – $5,175	$5,025 – $5,125
Unallocated corporate expense, net
Non-cash FAS/CAS pension adjustment	~ (835)	~ (835)
Stock compensation expense and other, net	~ (340)	~ (290)
Operating profit	$3,900 – $4,000	$3,900 – $4,000

Diluted earnings per share from continuing operations	$7.70 – $7.90	$7.70 – $7.90

Cash from operations[1]	> $3,800	$3,800

[1] The Corporation’s 2012 financial outlook for cash from operations includes contributions of $1.1 billion to its pension trust, which it also anticipates recovering as CAS costs in 2012.

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Cash Deployment Activities

The Corporation deployed cash in the first quarter of 2012 by:

•	returning $569 million of cash to shareholders, including $327 million in cash dividends paid and 2.7 million shares repurchased at a cost of $242 million;
•	contributing $505 million to our qualified defined benefit pension plans; and
•	making capital expenditures of $131 million.

Segment Results

The Corporation operates in four business segments: Aeronautics; Electronic Systems; Information Systems & Global Solutions (IS&GS); and Space Systems.

Operating profit for the business segments includes equity earnings (losses) from their investments because the operating activities of the investees are closely aligned with the operations of those segments. The Corporation’s equity investments primarily include United Launch Alliance (ULA) and United Space Alliance (USA), both of which are part of Space Systems. The following table presents the operating results of the four business segments and reconciles these amounts to the Corporation’s consolidated financial results.

SEGMENT RESULTS
(in millions)
	Quarters Ended
	March 25, 2012	March 27, 2011
Net sales
Aeronautics	$3,706	$3,152
Electronic Systems	3,609	3,482
Information Systems & Global Solutions	2,090	2,149
Space Systems	1,888	1,843
Net sales	$11,293	$10,626

Operating profit
Aeronautics	$385	$328
Electronic Systems	541	432
Information Systems & Global Solutions	188	194
Space Systems	226	217
Segment operating profit	1,340	1,171
Unallocated corporate expense, net	(331)	(307)
Operating profit	$1,009	$864

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In the discussion of comparative results, changes in net sales and operating profit generally are expressed in terms of volume and performance. Changes in volume refer to increases or decreases in net sales resulting from varying production activity levels, deliveries, or service levels on individual contracts. Volume changes typically include a corresponding change in segment operating profit based on the current profit booking rate for a particular contract.

Changes in performance refer to increases or decreases in the estimated profit booking rates on the Corporation’s contracts accounted for using the percentage-of-completion method of accounting and usually relate to revisions in the total estimated costs at completion that reflect improved or deteriorated conditions on a particular contract. For example, improved conditions typically result from the retirement of risks on contracts. Such changes in estimated profit booking rates are recognized in the current period and reflect the inception-to-date effect of such changes.

The Corporation’s discussion of segment results disclose the programmatic drivers affecting the comparability of its net sales and operating profit, inclusive of the impact that risk retirements have on its segment operating profit. In any particular quarter, due to the nature of inception-to-date adjustments, the comparability of its operating profit and return on sales percentages may be affected, as was the case this quarter in Electronic Systems. The Corporation’s consolidated profit rate adjustments, net of state taxes, were approximately 36 percent of segment operating profit in the first quarter of 2012 as compared to 28 percent in the first quarter of 2011.

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Aeronautics

(in millions)
	Quarters Ended
	March 25, 2012	March 27, 2011
Net sales	$3,706	$3,152
Operating profit	$385	$328
Operating margin	10.4%	10.4%

Net sales in the Aeronautics business segment increased $554 million, or 18 percent, during the first quarter of 2012, compared to the corresponding period in 2011. The increase primarily was due to higher volume of approximately $260 million for production on the F-35 Low Rate Initial Production (LRIP) contracts; about $240 million due to an increase in C-130J aircraft deliveries (10 C-130J aircraft delivered in the first quarter of 2012 compared to six in the same 2011 period); approximately $215 million from F-16 programs due to an increase in aircraft deliveries (13 F-16 aircraft delivered in the first quarter of 2012 compared to five in the same 2011 period) and support activities; and about $90 million from C-5 programs due to increased aircraft deliveries (one C-5M aircraft delivered in the first quarter of 2012 compared to none in the same 2011 period). These increases partially were offset by about $175 million of lower net sales due to lower volume on the F-22 program as production winds down with final deliveries to be completed this year and about $70 million due to decreased volume on the F-35 System Development and Demonstration (SDD) contract and other Aeronautics sustainment activities.

Operating profit in the Aeronautics business segment increased $57 million, or 17 percent, during the first quarter of 2012, compared to the corresponding period in 2011. The increase was driven by higher operating profit of approximately $30 million from F-16 programs due to increased aircraft deliveries; about $25 million from C-5 programs due to an increase in aircraft deliveries and risk retirements; approximately $15 million due to increased C-130J aircraft deliveries; and about $15 million from F-35 LRIP contracts due to higher production volume. These increases partially were offset by approximately $35 million of lower operating profit due to lower production volume and a decrease in the level of risk retirements on the F-22 production program and lower production volume on the F-35 SDD contract.

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Electronic Systems

(in millions)
	Quarters Ended
	March 25, 2012	March 27, 2011
Net sales	$3,609	$3,482
Operating profit	$541	$432
Operating margin	15.0%	12.4%

Net sales in the Electronic Systems business segment increased $127 million, or 4 percent, during the first quarter of 2012, compared to the corresponding period in 2011. The increase was due to higher net sales of about $180 million from ship and aviation programs due to increased volume on programs such as Persistent Threat Detection System (PTDS), Littoral Combat Ship, and MH-60; approximately $50 million due to increased volume on air defense programs such as Terminal High Altitude Area Defense (THAAD) and Patriot Advanced Capability-3 (PAC-3); and about $25 million due to increased volume on certain tactical missile programs, primarily Hellfire and Javelin. The increases partially were offset by approximately $45 million of lower net sales from fire control systems such as Low Altitude Navigation and Targeting Infrared for Night (LANTIRN), about $35 million from various undersea warfare programs, and approximately $50 million of lower net sales from various other programs, including logistics and training.

Operating profit in the Electronic Systems business segment increased $109 million, or 25 percent, during the first quarter of 2012, compared to the corresponding period in 2011. The increase was driven by higher operating profit of about $55 million from ship and aviation programs due to increases in risk retirements on programs such as Vertical Launch Systems, PTDS, and MH-60; approximately $50 million from tactical missile programs due to increased risk retirements on programs such as Multiple Launch Rocket System, Joint Air-to-Surface Standoff Missile, and Hellfire; and about $35 million from fire control systems due to risk retirements on programs such as Sniper and LANTIRN. These increases partially were offset by about $20 million for reserves on other surface naval warfare programs. For the full year 2012, we expect Electronic Systems’ operating margin to be approximately 12.5 percent as compared to full year 2011 operating margin of 12.2 percent.

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Information Systems & Global Solutions

(in millions)
	Quarters Ended
	March 25, 2012	March 27, 2011
Net sales	$2,090	$2,149
Operating profit	$188	$194
Operating margin	9.0%	9.0%

Net sales in the IS&GS business segment decreased $59 million, or 3 percent, during the first quarter of 2012, compared to the corresponding period in 2011. The decrease primarily was attributable to lower net sales of approximately $90 million due to cessation of the Airborne Maritime Fixed Station Joint Tactical Radio System program, as well as the completion of the Outsourcing Desktop Initiative for NASA program. The decreases partially were offset by increased net sales as a result of higher activity on numerous programs. The slight decline in operating profit in the IS&GS business segment during the first quarter of 2012 compared to the corresponding period in 2011 primarily was attributable to lower net sales.

Space Systems

(in millions)
	Quarters Ended
	March 25, 2012	March 27, 2011
Net sales	$1,888	$1,843
Operating profit	$226	$217
Operating margin	12.0%	11.8%

Net sales in the Space Systems business segment increased $45 million, or 2 percent, during the first quarter of 2012, compared to the corresponding period in 2011. The increase was attributable to higher net sales of about $60 million due to increased volume on the Orion Multi-Purpose Crew Vehicle program. Partially offsetting the increase was about $20 million of lower net sales from the NASA External Tank program, which ended in connection with the completion of the Space Shuttle program in the second quarter of 2011.

Operating profit in the Space Systems business segment increased $9 million, or 4 percent, during the first quarter of 2012, compared to the corresponding period in 2011. The increase primarily was attributable to higher operating profit of approximately $20 million due to risk retirements on government satellite programs, which partially was offset by about $10 million of lower operating profit from equity earnings. Total equity earnings recognized by the Space Systems business segment from ULA and USA represented about $40 million, or 18 percent, of this segment’s operating profit during the first quarter of 2012 compared to approximately $50 million, or 23 percent, during the corresponding period in 2011.

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Unallocated Corporate Expense, Net

(in millions)
	Quarters Ended
	March 25, 2012	March 27, 2011
Non-cash FAS/CAS pension adjustment	$(207)	$(231)
Stock compensation expense and other, net	(124)	(76)
Unallocated corporate expense, net	$(331)	$(307)

Consistent with the manner in which the Corporation’s business segment operating performance is evaluated by senior management, certain items are excluded from the business segment results and are included in “Unallocated corporate expense, net.” See the Corporation’s 2011 Annual Report on Form 10-K for a description of “Unallocated corporate expense, net,” including the non-cash FAS/CAS pension adjustment.

Consistent with prior periods, results for the quarter ended March 25, 2012 included a non-cash FAS/CAS pension expense adjustment of $207 million, which reduced net earnings by $128 million, or $0.39 per diluted share, compared to a non-cash FAS/CAS pension expense adjustment of $231 million, which reduced net earnings by $143 million, or $0.40 per diluted share, for the quarter ended March 27, 2011. The increase in “Stock compensation expense and other, net” primarily was attributable to changes in the market value of securities underlying certain deferred compensation liabilities and other corporate items, none of which were individually significant, while stock compensation expense remained comparable.

Income Taxes

The Corporation’s effective income tax rates from continuing operations were 29.9 percent during the quarter ended March 25, 2012 and 30.3 percent during the quarter ended March 27, 2011. The rates for both periods benefited from tax deductions for U.S. manufacturing activities and dividends paid to certain defined contribution plans with an employee stock ownership plan feature, but, the benefit for both items was greater in the first quarter of 2012. In addition, the effective income tax rate for the quarter ended March 27, 2011 included the U.S. research and development tax credit that expired on Dec. 31, 2011. This benefit will not be incorporated into our 2012 outlook unless new legislation is enacted.

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About Lockheed Martin

Headquartered in Bethesda, Md., Lockheed Martin is a global security and aerospace company that employs about 123,000 people worldwide and is principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. The Corporation’s net sales for 2011 were $46.5 billion.

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NEWS MEDIA CONTACT:	Jennifer Whitlow, 301/897-6352
INVESTOR RELATIONS CONTACT:	Jerry Kircher, 301/897-6584

Web site: www.lockheedmartin.com

Conference Call Information

Conference call: Lockheed Martin will webcast the earnings conference call (listen-only mode) at 3:00 p.m. E.T. on April 26, 2012. A live audio broadcast, including relevant charts, will be available on the Investor Relations page of the Corporation’s web site at: http://www.lockheedmartin.com/investor.

Disclosure Regarding Forward-Looking Statements

Statements in this release that are "forward-looking statements" are based on Lockheed Martin’s current expectations and assumptions.  Forward-looking statements in this release include estimates of future sales, earnings, and cash flows.  These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results could differ materially due to factors such as:

•	the availability of government funding for the Corporation’s products and services both domestically and internationally due to performance, cost, or other factors;
•	changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration under the Budget Control Act of 2011);
•	quantity revisions to the F-35 program, including in the U.S. or internationally;
•	actual returns (or losses) on pension plan assets, movements in interest rates, and other changes that may affect pension plan assumptions;

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•	the effect of capitalization changes (such as share repurchase activity, accelerated pension funding, option exercises, or debt levels);
•	difficulties in developing and producing operationally advanced technology systems;
•	the timing and customer acceptance of product deliveries;
•	materials availability and performance by key suppliers, subcontractors, and customers;
•	charges from any future impairment reviews that may result in the recognition of losses and a reduction in the book value of goodwill or other long-term assets;
•	the effect of future legislation, rulemaking, and changes in accounting, tax, defense, and procurement policy or interpretations, or challenges to the allowability of costs incurred under government cost accounting standards (including potential corporate tax reform and the pending judicial review of health care legislation);
•	the impact of future acquisitions or divestitures, joint ventures, or teaming arrangements;
•	the outcome of legal proceedings and other contingencies (including lawsuits, government investigations or audits, and the cost of completing environmental remediation efforts);
•	the competitive environment for the Corporation’s products and services, export policies, and potential for delays in procurement due to bid protests;
•	the ability to attract and retain key personnel (including the ability to resolve labor disputes in a timely manner); and
•	economic, business, and political conditions domestically and internationally.

These are only some of the factors that may affect the forward-looking statements contained in this press release. For further information regarding risks and uncertainties associated with Lockheed Martin’s business, please refer to the Corporation’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and “Legal Proceedings” sections of the Corporation’s 2011 Annual Report on Form 10-K, which may be obtained at the Corporation’s website: http://www.lockheedmartin.com.

It is the Corporation’s policy to update or reconfirm its financial projections only by issuing a press release.  The Corporation generally plans to provide a forward-looking outlook as part of its quarterly earnings release but reserves the right to provide an outlook at different intervals or to revise its practice in future periods. All information in this release is as of April 25, 2012.  Lockheed Martin undertakes no duty to update any forward-looking statement to reflect subsequent events, actual results or changes in the Corporation’s expectations. The Corporation also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

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Lockheed Martin Corporation
Consolidated Statements of Earnings [1]
(unaudited; in millions, except per share data)
	Quarters Ended
	March 25, 2012	March 27, 2011
Net sales	$11,293	$10,626
Cost of sales	(10,319)	(9,812)
Gross profit	974	814
Other income, net	35	50
Operating profit	1,009	864
Interest expense	(96)	(85)
Other non-operating income, net	35	19
Earnings from continuing operations before income taxes	948	798
Income tax expense	(283)	(242)
Net earnings from continuing operations	665	556
Net earnings (loss) from discontinued operations [2]	3	(26)
Net earnings	$668	$530
Effective tax rate	29.9%	30.3%
Earnings (loss) per common share
Basic
Continuing operations	$2.05	$1.59
Discontinued operations	0.01	(0.07)
Basic earnings per common share	$2.06	$1.52
Diluted
Continuing operations	$2.02	$1.57
Discontinued operations	0.01	(0.07)
Diluted earnings per common share	$2.03	$1.50
Weighted average number of shares outstanding
Basic	324.1	348.5
Diluted	328.6	352.6

Common shares reported in stockholders' equity at end of period	322.4	344.9

[1]	It is the Corporation's practice to close its books and records on the Sunday prior to the end of the calendar quarter. The interim financial statements and tables of financial information included herein are labeled based on that convention.
[2]	Discontinued operations include the operating results of Savi Technology, Inc. for all periods presented and Pacific Architects and Engineers, Inc. (PAE) for 2011. The Corporation completed the sale of PAE in April 2011.

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Lockheed Martin Corporation
Segment Net Sales, Operating Profit, and Operating Margins
(unaudited; in millions)

	Quarters Ended
	March 25, 2012	March 27, 2011	% Change
Net sales
Aeronautics	$3,706	$3,152	18%
Electronic Systems	3,609	3,482	4%
Information Systems & Global Solutions	2,090	2,149	(3)%
Space Systems	1,888	1,843	2%
Total net sales	$11,293	$10,626	6%

Operating profit
Aeronautics	$385	$328	17%
Electronic Systems	541	432	25%
Information Systems & Global Solutions	188	194	(3)%
Space Systems	226	217	4%
Total business segment operating profit	1,340	1,171	14%
Unallocated corporate expense, net	(331)	(307)	(8)%
Total consolidated operating profit	$1,009	$864	17%

Operating margins
Aeronautics	10.4%	10.4%
Electronic Systems	15.0%	12.4%
Information Systems & Global Solutions	9.0%	9.0%
Space Systems	12.0%	11.8%
Total business segment operating margins	11.9%	11.0%
Total consolidated operating margins	8.9%	8.1%

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Lockheed Martin Corporation
Selected Financial Data
(unaudited; in millions)

	Quarters Ended
	March 25, 2012	March 27, 2011
Unallocated corporate expense, net
Non-cash FAS/CAS pension adjustment
FAS pension expense	$(485)	$(455)
Less: CAS expense	(278)	(224)
Non-cash FAS/CAS pension adjustment	(207)	(231)
Stock compensation expense and other, net	(124)	(76)
Total unallocated corporate expense, net	$(331)	$(307)

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Lockheed Martin Corporation
Consolidated Balance Sheets
(unaudited; in millions, except par value)

	March 25, 2012	Dec. 31, 2011
Assets
Current assets
Cash and cash equivalents	$3,518	$3,582
Receivables, net	6,720	6,064
Inventories, net	2,380	2,481
Deferred income taxes	1,332	1,339
Other current assets	611	628
Total current assets	14,561	14,094

Property, plant, and equipment, net	4,530	4,611
Goodwill	10,170	10,148
Deferred income taxes	4,290	4,388
Other noncurrent assets	4,789	4,667
Total assets	$38,340	$37,908

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,384	$2,269
Customer advances and amounts in excess of costs incurred	6,148	6,399
Salaries, benefits, and payroll taxes	1,624	1,664
Other current liabilities	2,055	1,798
Total current liabilities	12,211	12,130

Long-term debt, net	6,472	6,460
Accrued pension liabilities	13,190	13,502
Other postretirement benefit liabilities	1,281	1,274
Other noncurrent liabilities	3,613	3,541
Total liabilities	36,767	36,907

Stockholders' equity
Common stock, $1 par value per share	322	321
Additional paid-in capital	4	—
Retained earnings	12,277	11,937
Accumulated other comprehensive loss	(11,030)	(11,257)
Total stockholders' equity	1,573	1,001
Total liabilities and stockholders' equity	$38,340	$37,908

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Lockheed Martin Corporation
Consolidated Statements of Cash Flows
(unaudited; in millions)

	Quarters Ended
	March 25, 2012	March 27, 2011
Operating activities
Net earnings	$668	$530
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	231	246
Stock-based compensation	41	39
Changes in operating assets and liabilities:
Receivables, net	(654)	(900)
Inventories, net	104	93
Accounts payable	116	745
Customer advances and amounts in excess of costs incurred	(251)	(42)
Postretirement benefit plans	(8)	473
Income taxes	111	486
Other, net	100	49
Net cash provided by operating activities	458	1,719

Investing activities
Capital expenditures	(131)	(130)
Other, net	(18)	32
Net cash used for investing activities	(149)	(98)

Financing activities
Repurchases of common stock	(242)	(314)
Dividends paid	(327)	(266)
Issuances of common stock	159	43
Other, net	37	12
Net cash used for financing activities	(373)	(525)
Net change in cash and cash equivalents	(64)	1,096
Cash and cash equivalents at beginning of period	3,582	2,261
Cash and cash equivalents at end of period	$3,518	$3,357

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Lockheed Martin Corporation
Consolidated Statement of Stockholders' Equity
(unaudited; in millions)

				Accumulated
		Additional		Other	Total
	Common	Paid-In	Retained	Comprehensive	Stockholders'
	Stock	Capital	Earnings	Loss	Equity
Balance at Dec. 31, 2011	$321	$—	$11,937	$(11,257)	$1,001
Net earnings	—	—	668	—	668
Other comprehensive income, net of tax [1]	—	—	—	227	227
Repurchases of common stock [2]	(3)	(239)	—	—	(242)
Dividends declared [3]	—	—	(328)	—	(328)
Stock-based awards and ESOP activity	4	243	—	—	247
Balance at March 25, 2012	$322	$4	$12,277	$(11,030)	$1,573

[1]	Primarily represents the reclassification adjustment for recognition of prior period amounts related to postretirement benefit plans of $203 million.
[2]	The Corporation repurchased 2.7 million shares of its common stock for $242 million during the quarter ended March 25, 2012. The Corporation's Board of Directors has approved a share repurchase program, authorizing an amount available for share repurchases of $6.5 billion. As of March 25, 2012, the Corporation had repurchased a total of 45.7 million shares of its common stock under its share repurchase program for $3.4 billion, and had remaining authorization of $3.1 billion for future share repurchases.
[3]	Includes dividends of $1.00 per share declared during the quarter ended March 25, 2012.

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Lockheed Martin Corporation
Operating Data
(unaudited)

	March 25, 2012	Dec. 31, 2011
Backlog	(in millions)
Aeronautics	$28,200	$30,500
Electronic Systems	24,300	24,900
Information Systems & Global Solutions	8,700	9,300
Space Systems	15,400	16,000
Total backlog	$76,600	$80,700

	Quarters Ended
Aircraft Deliveries	March 25, 2012	March 27, 2011
F-16	13	5
F-22	4	2
F-35	2	—
C-130J	10	6
C-5M	1	—

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